As filed with the Securities and Exchange Commission on January 22, 2021.

Registration No. 333-224590

Registration No. 333-214536

Registration No. 333-195669

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS NO. 1

TO FORM S-3

REGISTRATION STATEMENT NO. 333-224590

REGISTRATION STATEMENT NO. 333-214536

REGISTRATION STATEMENT NO. 333-195669

UNDER

THE SECURITIES ACT OF 1933

MICHAEL MERGER SUB LLC*

(as successor in interest to Mid-Con Energy Partners, LP)

(Exact name of registrant as specified in its charter)

Delaware	86-1551081
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

717 Texas Ave., Suite 2900

Houston, Texas 77002

Telephone: (713) 236-7400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles L. McLawhorn, III

717 Texas Ave.

Suite 2900,

Houston, Texas 77002

(713) 236-7400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Hillary H. Holmes

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

(346) 718-6600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

*ADDITIONAL REGISTRANTS

Exact Name as Specified in their Charters	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Registration No.
Mid-Con Energy Finance Corporation	Delaware	80-0894797	333-195669
Mid-Con Energy Properties, LLC	Delaware	45-2842566	333-195669

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Michael Merger Sub LLC, a Delaware limited liability company (the “Company”), as successor in interest to Mid-Con Energy Partners, LP, a Delaware limited partnership (“Mid-Con”), is filing these post-effective amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-3 (the “Registration Statements”), which were filed by Mid-Con with the Securities and Exchange Commission (the “SEC”) on the dates set forth below, to deregister any and all securities registered but unsold or otherwise unissued under each such Registration Statement as of the date hereof:

1.

Registration Statement on Form S-3 (No. 333-224590), which was filed with the SEC on May 2, 2018, registering for resale up to 13,852,687 common units representing limited partner interests of Mid-Con (“Common Units”);

2.

Registration Statement on Form S-3 (No. 333-214536), which was originally filed with the SEC on November 10, 2016, as amended by that certain Amendment No. 1 thereto filed with the SEC on February 15, 2017 and that certain Amendment No. 2 thereto filed with the SEC on June 9, 2017, registering for resale up to 18,801,132 Common Units; and

3.

Registration Statement on Form S-3 (No. 333-195669), which was originally filed with the SEC on May 2, 2014, as amended by that certain Amendment No. 1 thereto filed with the SEC on June 25, 2014, that certain Amendment No. 2 thereto filed with the SEC on September 30, 2014, that certain Amendment No. 3 thereto filed with the SEC on October 6, 2014 and that certain Amendment No. 4 thereto filed with the SEC on October 9, 2014, registering (i) an indeterminate number of Common Units, preferred units representing limited partner interests in Mid-Con, debt securities of Mid-Con (which could have been issued with Mid-Con Energy Finance Corporation as co-issuer and guaranteed by Mid-Con Energy Properties, LLC) and guarantees of debt securities in an aggregate offering price not to exceed $500,000,000 and (ii) for resale up to 3,892,302 Common Units.

On January 21, 2021, pursuant to the transactions contemplated by the Agreement and Plan of Merger dated as of October 25, 2020 (the “Merger Agreement”) by and among Contango Oil & Gas Company, a Texas corporation (“Contango”), the Company, Mid-Con and Mid-Con Energy GP, LLC, a Delaware limited liability company and the general partner of Mid-Con, Mid-Con merged with and into the Company with the Company being the surviving entity as a subsidiary of the Contango.

As a result of the completion of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of securities pursuant to the Registration Statements. In accordance with the undertakings made by Mid-Con in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offerings, the Company hereby removes from registration by means of these Post-Effective Amendments all of such securities registered but unsold under the Registration Statements as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 22, 2021.

MICHAEL MERGER SUB LLC

By:	/s/ Farley Dakan
Farley Dakan
President

Note: No other person is required to sign these Post-Effective Amendments to Form S-3 Registration Statements in reliance on Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 22, 2021.

MID-CON ENERGY FINANCE CORPORATION

By:	/s/ E. Joseph Grady
E. Joseph Grady
President

Note: No other person is required to sign these Post-Effective Amendments to Form S-3 Registration Statements in reliance on Rule 478 under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 22, 2021.

MID-CON ENERGY PROPERTIES, LLC

By:	/s/ E. Joseph Grady
E. Joseph Grady
President

Note: No other person is required to sign these Post-Effective Amendments to Form S-3 Registration Statements in reliance on Rule 478 under the Securities Act of 1933, as amended.